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                                                                    EXHIBIT 99.1

    CARREKER LOGO                                                   NEWS RELEASE



FOR IMMEDIATE RELEASE


            CARREKER CORPORATION AGREES TO THE SALE OF APPROXIMATELY
                            1,282,000 SHARES VIA PIPE



        DALLAS (April 4, 2002) -- Carreker Corporation (NASDAQ: CANI), a leading provider of e-finance enabling solutions for the financial industry, announced today that it had agreed to the sale of approximately 1,282,000 common shares in a Private Investment in Public Equity ("PIPE") transaction.

        The stock will be sold at a price of $7.83 per share and will net the company approximately $9.3 million in new equity capital after fees and expenses. The Company expects to close the sale of the shares on April 5, 2002, and to file with the Securities and Exchange Commission a registration statement on Form S-3 relating to the resale of the privately placed shares shortly thereafter.

        The Company intends to use the net proceeds from the PIPE transaction to satisfy certain remaining obligations of Check Solutions Company, which the Company acquired in June 2001, and for general corporate purposes.

        The common shares sold have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or applicable exemption from registration. This release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the securities in any state where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of such state. Any offering of Carreker shares under the resale registration statement will be made only by prospectus.

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ABOUT CARREKER CORPORATION:


        Carreker Corporation improves earnings for financial institutions around the world. Our integrated consulting and software solutions are designed to increase our clients' revenues and reduce their expenses, while improving security and increasing the value of their customer relationships. Carreker provides products and services to more than 200 clients in the United States, Canada, the United Kingdom, Ireland, Australia, and South Africa. Clients include the full range of community, regional and large banks, among them more than 75 of the largest 100 banks in the United States. Headquartered in Dallas, Texas since 1978, Carreker Corporation also has offices located around the world including London, Toronto, and Sydney. For more information, visit WWW.CARREKER.COM or phone Hal Denton at 972-340-2537.

        FORWARD LOOKING STATEMENT - THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS THAT ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "ESTIMATE," "PROJECT," "INTEND," "EXPECT," "BELIEVE," "PLAN" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS, INCLUDING, BUT NOT LIMITED TO, RISKS ASSOCIATED WITH THE PIPE TRANSACTION, THE COMPANY'S ACQUISITION OF CHECK SOLUTIONS, CHANGES IN THE BANKING INDUSTRY'S DEMAND FOR THE COMPANY'S SOLUTIONS, SIGNIFICANT CUSTOMER CONCENTRATION AND THE POTENTIAL LOSS OF A SIGNIFICANT CUSTOMER, VARIATIONS IN OPERATING RESULTS, REDUCTION IN REVENUES DUE TO PRICING ARRANGEMENTS, THE INFREQUENT USE OF LONG-TERM CONTRACTS WITH CUSTOMERS, THE FOCUS OF THE COMPANY'S SOLUTIONS ON E-FINANCE OPPORTUNITIES AND THE CHANCE THAT THEY WILL NOT BE ACCEPTED IN THE MARKETPLACE, RISKS ASSOCIATED WITH RAPID GROWTH IN THE COMPANY'S BUSINESS, THE INABILITY TO ATTRACT AND RETAIN KEY PERSONNEL, EXISTENCE OF DEFECTS OR ERRORS IN THE COMPANY'S SOFTWARE, ABILITY TO DEVELOP NEW TECHNOLOGIES AND SERVICES, ABILITY TO MEET THE CHANGING NEEDS OF CUSTOMERS, DEPENDENCE ON THIRD-PARTY INTERNET PROVIDERS AND THE INTERNET, INTENSE COMPETITION, RISKS ASSOCIATED WITH STRATEGIC ALLIANCES AND ACQUISITIONS, INABILITY TO PROTECT THE COMPANY'S PROPRIETARY RIGHTS, INFRINGEMENT AND OTHER CLAIMS AND RELATED EXPENSES, RELIANCE ON THIRD-PARTY LICENSES, VOLATILITY IN THE COMPANY'S STOCK PRICE, EXPOSURE TO RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS, RELIANCE ON INDEPENDENT CONTRACTORS, GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES AND ANTI-TAKEOVER PROVISIONS IN THE COMPANY'S CHARTER DOCUMENTS AND UNDER APPLICABLE LAW. THESE AND OTHER FACTORS ARE SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED ON APRIL 30, 2001 AND IN OTHER REPORTS AND DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME.
                                       ###
Hal Denton, Vice President, Marketing   Terry Gage, Executive Vice President and
                                                                             CFO
(972) 340-2537 PH
                                                               (972) 371-1454 PH
(972) 233-7831 FX
                                                               (972) 458-2567 FX
EMAIL: HDENTON@CARREKER.COM
                                                       EMAIL: TGAGE@CARREKER.COM